UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 4, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 4, 2011, SecureAlert, Inc. (“Registrant”) and its wholly-owned subsidiaries, SecureAlert Monitoring, Inc. (“SMI”) and Midwest Monitoring Surveillance, Inc. (“MMS”, and together with SecureAlert and SMI, “Borrowers”) entered into a Termination and Settlement Agreement (“Termination and Settlement Agreement”) pursuant to which the Borrowers mutually agreed with certain lenders and Sapinda UK Limited (“Sapinda” or “Agent”) to terminate a certain loan and security agreement (the “Credit Agreement”) entered into on August 19, 2011 (see Form 8-K filed August 25, 2011).  The Credit Agreement provided for an asset-based revolving credit facility with an aggregate lender commitment of up to $8 million at any time outstanding, subject to borrowing base availability.  Under the provisions of the Termination and Settlement Agreement, the parties mutually agreed to release all parties from any liability or obligations under the Credit Agreement.

Item 8.01 Other Events.

In connection with the termination of the Credit Agreement as described in Item 1.02 above which is incorporated herein by reference, Registrant on October 4, 2011 entered into an Amended and Restated Advisory Services Agreement (“Advisory Agreement”) with Sapinda, effective September 30, 2011 through December 31, 2011, pursuant to which Sapinda agreed to provide certain general advisory services to Registrant in connection with equity financing of up to $13 million and general business matters. The equity raise includes certain amounts totaling approximately $8 million, raised by Registrant during the period of April 1, 2011 through September 30, 2011 through the sale of its Series D Convertible Preferred Stock to accredited investors.

The Registrant has paid or will pay to Sapinda under the terms of the Advisory Agreement as a retainer, for costs and as fees in connection with the Financing Transaction described above, an aggregate amount of up to $1,378,758, plus 2,550 shares of Series D Convertible Preferred Stock depending on how much of the Financing Transaction is completed.  Termination of the Credit Agreement with a focus on raising capital through the sale of equity with the assistance of Sapinda provides the Registrant with a stronger financial position.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report on Form 8-K:

10.1
Termination and Settlement Agreement dated October 4, 2011, by and among SecureAlert, Inc., SecureAlert Monitoring, Inc., Midwest Monitoring and Surveillance, Inc., and Sapinda UK Limited, including Exhibit “A”, the Amended and Restated Advisory Agreement.

	99.1	Press Release dated October 11, 2011, regarding the Termination and Settlement Agreement, dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ John L. Hastings, III
Dated: October 11, 2011	Its:	Chief Executive Officer